UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2009

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Compensation Committee of the Company’s Board of Directors granted Richard K. Davis, Chairman, President, and Chief Executive Officer, options to purchase 305,625 shares of the Company’s common stock at an exercise price of $25.35 per share, the Company’s closing stock price on October 22, 2009, the date of grant, and 98,619 performance restricted stock units ("Units"). Andrew Cecere, Vice Chairman and Chief Financial Officer, was granted options to purchase 183,374 shares of the Company’s common stock, at an exercise price of $25.35 per share, and 59,172 Units. These awards replaced the long-term incentive awards made in January 2009 to Messrs. Davis and Cecere, that these officers declined to accept. The Compensation Committee also reinstated Mr. Davis’s $1,255,500 cash incentive bonus and Mr. Cecere’s $525,000 cash incentive bonus that these officers also declined when awarded in January 2009.

The terms of the Units are generally similar to the Units granted to the Company’s other executive officers which were described on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 6, 2009. The Units and options were awarded pursuant to the shareholder-approved U.S. Bancorp 2007 Stock Incentive Plan, a copy of which is on file with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 18, 2007. The form of Performance Restricted Stock Unit Award Agreement used in connection with the Unit awards is on file with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 6, 2009. The form of Non-Qualified Stock Option Agreement used in connection with the option awards is on file with the SEC as Exhibit 10.8(a) to the Company’s Current Report on Form 8-K filed on January 7, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

October 26, 2009	By:	Lee R. Mitau

Name: Lee R. Mitau
Title: Executive Vice President, General Counsel and Corporate Secretary